Exhibit 5.1

June 21, 1996




U. S. Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, DC   20549

RE:         REGISTRATION STATEMENT ON FORM S-8 FOR ALAMCO, INC.

Dear Sir/Madam:

            I am acting as counsel to Alamco, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering 170,000 shares (the "Shares") of the Company's Common Stock, par value $0.10 per share, which may be issued to non-employee directors of the Company upon exercise of stock options granted under the Alamco, Inc. 1996 Stock Option Plan for Non-Employee Directors (the "Plan").

            I am familiar with the Registration Statement and the Plan. I have reviewed a certified copy of the Company's Certificate of Incorporation, as amended, certificates of public officials, corporate proceedings of the Company, and other documents as needed to express the opinions contained herein.

            On the basis of the foregoing, I am of the opinion that:

            (1) The Company is duly incorporated and legally existing under the laws of the State of Delaware and has an authorized capital consisting of 16,000,000 shares of capital stock, par value $0.10 per share, of which 15,- 000,000 shares have been designated as Common Stock, and 1,000,000 shares designated as Preferred Stock, par value $1.00 per share, and;

            (2) The Shares have been duly authorized and reserved for issuance pursuant to the Plan, and when issued in accordance with the provisions of the Plan, the shares will be validly issued, fully paid and non-assessable.

            I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Bridget D. Furbee

                                            Bridget D. Furbee
                                            Vice President,
                                            Administration and
                                            Legal Affairs